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                                                                     Exhibit 5.1


                         [Letterhead of Arnold & Porter]


                                 January 6, 2000




Maxim Pharmaceuticals, Inc.
8899 University Center Lane
Suite 400
San Diego, California  92122

         Re:      Maxim Pharmaceuticals, Inc.
                  Registration Statement on Form S-3
                  File No. 333-91923

Ladies and Gentlemen::

         We have acted as special counsel to Maxim Pharmaceuticals, Inc., a Delaware corporation ("Company"), in connection with a Registration Statement on Form S-3, as amended by Pre-Effective Amendment No. 1 thereto (the "Registration Statement"), relating to the proposed offer and sale of up to 3,679,805 shares of the Company's common stock, $.001 par value ("Common Stock"), by the selling stockholders identified therein.

         In connection with rendering the opinions set forth in this letter, we have examined and relied upon the Registration Statement, the Company's Certificate of Incorporation, as amended, the Bylaws of the Company, resolutions of the Board of Directors of the Company, the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series B Convertible Preferred Stock, filed with the Delaware Secretary of State on November 3, 1999, certain warrants issued by the Company, and the originals or copies of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

         The opinions set forth herein are subject to the following qualifications, which are in addition to any other qualifications contained herein:

         (i) We have assumed without verification the genuineness of all signatures on all documents, the authority of the parties (other than the Company) executing such documents, the authenticity of all documents submitted to us as originals, and the


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Maxim Pharmaceuticals, Inc.
January 6, 2000
Page 2


conformity to original documents of all documents submitted to us as copies.




         (ii) The opinions set forth herein are based on existing laws, ordinances, rules, regulations, judicial and administrative decisions as they presently have been interpreted, and we can give no assurance that our opinions would not be different after any change in any of the foregoing occurring after the date hereof.

         (iii) We have assumed without verification that, with respect to the minutes of any meetings of the Board of Directors or any committees thereof of the Company that we have examined, due notice of the meetings was given or duly waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings.

         (iv) We have assumed without verification the accuracy and completeness of all corporate records made available to us by the Company.

         (v) We express no opinion as to the effect or application of any laws or regulations other than the internal laws of the State of Delaware. As to matters governed by the laws specified in the foregoing sentence, we have relied exclusively on the latest standard compilations of such statutes and laws as reproduced in commonly accepted unofficial publications available to us.

         Based on the foregoing, upon the assumption that there will be no material changes in the documents we have examined and the matters investigated referred to above, we are of the opinion that 3,656,784 shares, when issued upon conversion of the Series B Convertible Preferred Stock or upon exercise of the warrants, in each case in exchange for legal consideration of not less that $.001 per share, will be validly issued, fully paid and nonassessable under the Delaware General Corporation Law as in effect on this date.

         Also based on the foregoing and subject to the qualifications set forth in the preceding paragraphs, we are of the opinion that the remaining 23,021 shares of Common Stock included in the Registration Statement are validly issued, fully paid and nonassessable under the Delaware General Corporation Law as in effect on this date.

         This letter does not address any matters other than those expressly addressed herein. This letter is given for your sole benefit and use. No one else is entitled to rely hereupon. This letter speaks only as of the date hereof. We undertake no responsibility


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Maxim Pharmaceuticals, Inc.
January 6, 2000
Page 3


to update or supplement it after such date.

         We hereby consent to your filing of this opinion as an exhibit to the Registration Statement, and to reference to our firm under the caption "Legal Opinion" contained in the Prospectus included therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.



                                             Very truly yours,

                                             /s/ ARNOLD & PORTER